PROSPECTUS and				PRICING SUPPLEMENT NO. 15
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated October 19, 2000			Dated 5 February 2001
CUSIP: 24422ENA3				Commission File No.: 333-39012
Filed pursuant to Rule 424(b)(3)

                        U.S. $1,970,000,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES D
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				8 February 2001

Maturity Date:					8 February 2002

Principal Amount:					$250,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 1 Basis Point

Initial Interest Determination Date:	6 February 2001

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 8th
                                          Feb, May, Aug, Nov
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 8th
                                          Feb, May, Aug, Nov
							(or next business day)

Redemption Provisions:				None

Banc of America Securities LLC,
has purchased the Senior Notes
as Principal at 100% of the
aggregate principal amount of
the Senior Notes.


Banc of America Securities LLC